Exhibit 32.1

Certification of CEO and CFO Pursuant to 18 U.S.C. Section 1350,
As Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the quarterly report of BGSF, Inc. (the “Company”) on Form 10-Q for the quarterly period ended September 27, 2026 as filed with the Securities and Exchange Commission on the date hereof, we, the undersigned, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to the best of our knowledge, that:

(1)The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
(2)The information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2026

By:	/s/ Kelly Brown	By:	/s/ Keith Schroeder
Name:	Kelly Brown	Name:	Keith Schroeder
Title:	Co-Chief Executive Officer	Title:	Co-Chief Executive Officer, Chief Financial Officer and Secretary
	(Principal Executive Officer)		(Principal Executive Officer and Principal Financial Officer)

This certification accompanies this report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to liability pursuant to that section. The certification shall not be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates it by reference.

A signed original of this written statement required by Section 906 has been provided to the Secretary of the Company and will be retained by the Secretary of the Company and furnished to the Securities and Exchange Commission or its staff upon request.